                                                                    Exhibit 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-4 of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation of our report dated January 6, 2000 relating to the combined financial statements of InterMedia Cable Systems which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP


San Francisco, California
August 2, 2001